UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 17, 2011

SENETEK PLC
(Exact name of registrant as specified in its charter)

Commission File Number 0-14691

England (State or other jurisdiction of incorporation or organization)	77-0039728 (IRS Employer Identification Number)

51 New Orleans Court, Suite 1A Hilton Head, SC (Address of principal executive offices)	29928 (Zip code)

(404) 418-6203
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.       Other Events.

On February 7, 2011, Senetek Plc, a public limited company registered in England (the “Company”), issued a press release announcing, among other things, that Canarc Resources Corp. has declined to exercise its option to purchase the Relief Canyon mine and mill assets and, as a result, the backup bid submitted by Platinum Partners Value Arbitrage Fund L.P. on behalf of the secured creditors is the only remaining bid offered to secure ownership of all the Relief Canyon assets through an action being adjudicated in Federal Bankruptcy Court in Reno, Nevada.  A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In addition, on February 8, 2011, the Company issued another press release announcing an update of the Company’s oil project in Dawson County, Texas in which the Company holds a 15% working interest. A copy of this press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.       Financial Statements and Exhibits.

(d)           Exhibits:

99.1           The Company’s press release dated February 7, 2011.

99.2           The Company’s press release dated February 8, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENETEK PLC.

Date: February 17, 2011	By: /s/ John P. Ryan
John P. Ryan
Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number

99.1           The Company’s press release dated February 7, 2011.

99.2           The Company’s press release dated February 8, 2011.